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                             FIRST AMENDMENT TO THE
                                   UCAR CARBON
                               ENHANCED RETIREMENT
                                   INCOME PLAN
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                The UCAR Carbon Enhanced Retirement Income Plan (Amended and
Restated as of July 1, 1998) ("Plan"), the Plan is hereby amended as follows:

                1. Section 3 of Article V of the Plan is amended in its entirety to read as follows:

               "The lump sum described above shall be calculated using (A) a discount rate for the month of October of the calendar year preceding the payment of the lump sum equal to the average of the Moody's Municipal 10 year Aaa Bond Yield Averages and the Moody's Municipal Long Term Aaa Bond Yield Averages, and (B) the UP-94G Mortality Table."

                2. Section 1(h) of Article VI of the Plan is amended to insert the following after the word "employee": "of the Corporation or any other Employer that has adopted the Retirement Plan for its employees,"

                3. The provisions of paragraph 1 of this First Amendment to the Plan shall be effective with respect to distribution elections received by the Compensation Committee on or after January 1, 2000.

                4. The provisions of paragraph 2 of this First Amendment to the Plan shall be effective as of July 1, 1998.

                                        UCAR CARBON COMPANY, INC.



                                        By: /s/ John C. Arnold
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